SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K




                         CURRENT REPORT



               PURSUANT TO SECTION 13 OR 15(d) OF


               THE SECURITIES EXCHANGE ACT OF 1934





 Date of Report (Date of earliest event reported)    December 9, 1994




                   PEOPLES ENERGY CORPORATION

     (Exact name of registrant as specified in its charter)



      Illinois                       1-5540                36-2642766
(State or other jurisdiction of      (Commission         (I.R.S. Employer
 incorporation or organization)       File Number)        Identification No.)


122 South Michigan Avenue, Chicago, Illinois                60603
  (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code         (312) 431-4000






Item 5.  OTHER EVENTS


                      RATES AND REGULATION


   Reference is made to Note 4 "Rates and Regulation" to the

Financial Statements in the quarterly report of Peoples Energy

Corporation (the Company) on Form 10-Q for the quarter ended June

30, 1994.



Utility Rate Proceedings

   On December 16, 1994, The Peoples Gas Light and Coke Company

(Peoples Gas) expects to file with the Illinois Commerce

Commission (Commission) proposed changes in rates that are

designed to increase annual revenues by about $59.9 million,

exclusive of additional charges for revenue taxes.  Peoples Gas is seeking a rate of return on original-cost rate base of 10.03 percent, which reflects a 12.7 percent cost of common equity.



   On December 16, 1994, North Shore Gas Company (North Shore

Gas) expects to file with the Commission proposed changes in rates that are designed to increase annual revenues by about

$10.1 million, exclusive of additional charges for revenue taxes.

North Shore Gas is seeking a rate of return on original-cost rate base of 10.50 percent, which reflects a 12.6 percent cost of common equity.



   The Company expects that the Commission, following its usual practices, would not issue decisions regarding Peoples Gas' and

North Shore Gas' rate increase requests until November 1995.  The

Company cannot predict the outcome of its utility subsidiaries'

rate increase requests.













                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of

1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly

authorized.





                               PEOPLES ENERGY CORPORATION
                              ----------------------------
                                      (Registrant)




 December 9, 1994               By:   / s/  K. S. BALASKOVITS
 ----------------                    -----------------------
     (Date)                               K. S. Balaskovits
                                          Vice President and Controller